                               [FORM OF DEBENTURE]


THIS DEBENTURE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAW, AND MAY NOT BE OFFERED FOR SALE OR SOLD UNLESS A REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS SHALL BE EFFECTIVE WITH RESPECT THERETO, OR AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS IS AVAILABLE IN CONNECTION WITH SUCH OFFER OR SALE.

THIS DEBENTURE DOES NOT REQUIRE PHYSICAL SURRENDER HEREOF IN THE EVENT OF A PARTIAL PAYMENT, REDEMPTION OR CONVERSION. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS DEBENTURE MAY BE LESS THAN THE PRINCIPAL AMOUNT INDICATED BELOW.

                           OMNI ENERGY SERVICES CORP.

                           6.5% CONVERTIBLE DEBENTURE


NEW YORK, NEW YORK                                               $______________
CLOSING DATE:  FEBRUARY 12, 2004

                  FOR VALUE RECEIVED, OMNI Energy Services Corp., a Louisiana corporation (the "Company"), hereby promises to pay to the order of ______________________________ or its permitted successors or assigns (the "Holder") the sum of ____________________________ ($___________) in same day funds, on or before February 12, 2007 (the "Maturity Date"). Except as otherwise expressly provided herein, the Company shall not be entitled to prepay all or any portion of this Debenture. Holder may convert amounts of principal of this Debenture into shares ("Conversion Shares") of the Company's common stock, par value $.01 per share (the "Common Stock"), on the terms and subject to the conditions set forth herein.

         The Company has issued this Debenture pursuant to a Securities Purchase Agreement, dated as of February 12, 2004 (the "Securities Purchase Agreement"). The debentures issued by the Company pursuant to the Securities Purchase Agreement, including this Debenture, are collectively referred to herein as the "Debentures", and the warrants issued by the Company pursuant to the Securities Purchase Agreement are collectively referred to herein as the "Warrants".

         This Debenture and the indebtedness evidenced hereby are subordinate in the manner and to the extent set forth in that certain Subordination and Intercreditor Agreement (the "Subordination Agreement") dated as of the date hereof, between the Holder and Webster Business Credit Corporation (f/k/a Whitehall Business Credit Corporation), not individually, but as agent for itself and certain other financial institutions identified therein, as such agreement may be amended, supplemented or modified.

         The following terms shall apply to this Debenture:

1.       DEFINITIONS.

         "Business Day" means any day other than a Saturday, a Sunday or a day on which the New York Stock Exchange or commercial banks located in New York City are authorized or permitted by law to close.

         "Closing Date" has the meaning set forth in the Securities Purchase Agreement.

         "Conversion Price" means $7.15, subject to adjustment as provided herein.

         "Default Interest Rate" means the lower of ten percent (10%) and the highest rate permitted by applicable law.

         "Interest Payment Closing Price" means with respect to any Scheduled Interest Payment Date, the average of the daily VWAP for the five (5) Trading Days immediately preceding the Scheduled Interest Payment Date. For the avoidance of doubt, the Interest Payment Closing Price shall be determined by calculating the daily VWAP for each of the five (5) Trading Days immediately preceding the Scheduled Interest Payment Date, adding together all of the daily VWAP's for such five (5) day period, and dividing such sum by five (5).

         "Junior Securities" means all shares of capital stock of the Company, and all securities exercisable for or convertible into shares of capital stock of the Company (other than the Debentures and Warrants), currently outstanding or issued and outstanding at any time after the date hereof.

         "Mandatory Redemption Closing Price" means with respect to any Mandatory Redemption Date, the average of the daily VWAP for the five (5) Trading Days immediately preceding the Mandatory Redemption Date. For the avoidance of doubt, the Mandatory Redemption Closing Price shall be determined by calculating the daily VWAP for each of the five (5) Trading Days immediately preceding the Mandatory Redemption Date, adding together all of the daily VWAP's for such five (5) day period, and dividing such sum by five (5).

         "Pricing Period Closing Price" means, with respect to any Pricing Period, the lesser of (i) the Conversion Price then in effect and (ii) the average of the daily VWAP for each of the Trading Days occurring during such Pricing Period. For the avoidance of doubt, with respect to the foregoing clause
(ii), the Pricing Period Closing Price shall be determined by calculating the daily VWAP for each Trading Day occurring during such Pricing Period, adding together all of the daily VWAP's for such Pricing Period, and dividing such sum by the number of Trading Days occurring during such Pricing Period.

         "Registration Rights Agreement" means the agreement pursuant to which the Company has agreed to use its best efforts to register the resale of shares of Common Stock issuable upon conversion of the Debentures.

         "Registration Statement" has the meaning set forth in the Registration Rights Agreement.

         "Scheduled Interest Payment Date" means the first Business Day of each January, April, July and October while this Debenture remains outstanding commencing on April 1, 2004.

         "Trading Day" means any day on which the Common Stock is purchased and sold on the principal securities exchange or market on which the Common Stock is then listed or traded.

         "VWAP" on a Trading Day means the volume weighted average price of the Common Stock for such Trading Day as reported by Bloomberg Financial Markets or, if Bloomberg Financial Markets is not then reporting such prices, by a comparable reporting service of national reputation selected by Holder and reasonably satisfactory to the Company.

         "Warrants" means the warrants issued by the Company pursuant to the Securities Purchase Agreement.

         "Warrant Shares" means the shares of Common Stock into which the Warrants are exercisable.

         All definitions contained in this Debenture are equally applicable to the singular and plural forms of the terms defined. The words "hereof", "herein" and "hereunder" and words of similar import referring to this Debenture refer to this Debenture as a whole and not to any particular provision of this Debenture. Any capitalized term that is not defined herein shall have the meaning specified in the Securities Purchase Agreement.

2.       INTEREST.

         (a) Interest Accrual. This Debenture shall bear interest on the unpaid principal amount hereof ("Interest") at an annual rate equal to six and one-half percent (6.5%), computed on the basis of a 365-day year and calculated using the actual number of days elapsed since the Closing Date or the day on which Interest was most recently paid, as the case may be, and if not timely paid as provided herein, compounded quarterly on each Scheduled Interest Payment Date. The Company shall pay accrued and unpaid Interest (i) on each Scheduled Interest Payment Date, (ii) on the Maturity Date and (iii) on any date on which the entire principal amount of this Debenture is paid in full (whether through conversion, redemption or otherwise) (each of (i), (ii) and (iii) being referred to herein as an "Interest Payment Date"). Any amount of Interest that is not paid on the relevant Interest Payment Date shall bear interest at the Default Interest Rate. The Company must pay interest at the Default Interest Rate in cash on or before the fifth (5th) Business Day following the last day of each calendar month in which such interest accrues.

         (b) Stock Payment Option. At the option (the "Stock Payment Option") of the Company and except as provided below with respect to the payment of cash in respect of fractional shares, Interest payable on any Scheduled Interest Payment Date may be paid, instead of in cash, in whole or in part, in shares of Common Stock (the "Interest Payment Shares") if all of the following conditions (the "Stock Payment Conditions") have been satisfied from the date on which the Interest Payment Exercise Notice is delivered through and including the applicable Scheduled Interest Payment Date:

                  (i) the number of shares of Common Stock authorized, unissued and unreserved for all other purposes, or held in the Company's treasury, is sufficient to pay the sum of (1) the number of Conversion Shares issuable upon the conversion in full of the Debentures (without regard to any limitation on such conversion) plus (2) the number of Warrant Shares issuable upon the exercise in full of the Warrants (without regard to any limitation on such exercise) plus (3) the number of Interest Payment Shares issuable pursuant to the exercise of the Stock Payment Option;

                  (ii) the Common Stock is authorized for quotation on the Nasdaq SmallCap Market or Nasdaq National Market or listed on the New York Stock Exchange;

                  (iii) the Registration Statement is effective and available for the resale of the Interest Payment Shares by Holder or such shares are eligible for resale to the public pursuant to Rule 144(k) under the Securities Act of 1933, as amended (the "Securities Act");

                  (iv) an Event of Default (as defined below) has not occurred and is not continuing, and no event has occurred that with the giving of notice or passage of time, or both, would constitute an Event of Default; and

                  (v) Shareholder Approval shall have been obtained and the issuance of such Interest Payment Shares would not violate Section 3(h) of this Debenture.

To the extent the Company elects to pay Interest in Interest Payment Shares, such Interest Payment Shares shall be in an amount equal to the aggregate amount of Interest due and payable on the applicable Scheduled Interest Payment Date divided by the applicable Interest Payment Share Price. For purposes hereof, "Interest Payment Share Price" with respect to a particular Scheduled Interest Payment Date means (x) the Interest Payment Closing Price for such Scheduled Interest Payment Date times (y) ninety five percent (95%).

         (c) Exercise of Stock Payment Option. In order for the Company to exercise the Stock Payment Option with respect to a Scheduled Interest Payment Date, it must deliver written notice thereof (an "Interest Payment Exercise Notice") to Holder on or before the tenth (10th) Business Day prior to such Scheduled Interest Payment Date. Upon delivering an Interest Payment Exercise Notice to Holder, the Company thereafter shall be irrevocably bound by its election made therein, subject to the satisfaction (or waiver by Holder in its sole and absolute discretion) of the Stock Payment Conditions, to deliver Interest Payment Shares on the applicable Scheduled Interest Payment Share Delivery Date (as defined below). In the event that the Company does not deliver an Interest Payment Exercise Notice within the time frame specified in the first sentence of this paragraph (c), or if the Stock Payment Conditions are not satisfied as of the relevant Scheduled Interest Payment Date, the Company shall pay the Interest due on such Scheduled Interest Payment Date in cash (unless Holder, in its sole and absolute discretion, requests such payment be made in Interest Payment Shares).

         (d) Delivery of Interest Payment Shares. Upon exercise of the Stock Payment Option and satisfaction (or waiver by Holder in its sole and absolute discretion) of the Stock Option Payment Conditions, the Company shall deliver to Holder, on or before the third (3rd) Business Day following the applicable Scheduled Interest Payment Date (the "Scheduled Interest Payment Share Delivery Date"), the aggregate number of whole Interest Payment Shares that is issuable to Holder on such Scheduled Interest Payment Date. Holder shall be treated for all purposes as the record holder of Interest Payment Shares as of the Interest Payment Share Delivery Date for such Interest Payment Shares. The Company shall effect delivery of Interest Payment Shares to Holder by, as long as the Company's transfer agent ("Transfer Agent") is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer program ("FAST"), crediting the account of Holder or its nominee at DTC with the number of Interest Payment Shares required to be delivered, no later than the close of business on such Interest Payment Share Delivery Date. In the event that the Transfer Agent is not a participant in FAST as of the applicable Interest Payment Share Delivery Date, or if Holder notifies the Company in writing prior to the applicable Scheduled Interest Payment Date that Holder wishes to receive physical certificates, the Company shall effect delivery of Interest Payment Shares by delivering to Holder or its nominee physical certificates representing such Interest Payment Shares, no later than the close of business on such Interest Payment Share Delivery Date. No fractional Interest Payment Shares shall be issued; the Company shall, in lieu thereof, either issue a number of Interest Payment Shares which reflects a rounding up to the next whole number of shares or pay such amount in cash. Interest Payment Shares shall be fully paid and non-assessable, free and clear of any liens, claims, preemptive rights or encumbrances imposed by or through the Company. Interest Payment Shares delivered to Holder shall not contain any restrictive legend as long as the resale of such Interest Payment Shares (A) is covered by an effective Registration Statement, (B) has been made pursuant to Rule 144 under the Securities Act, or (C) may be made pursuant to Rule 144(k) under the Securities Act or any successor rule or provision.

         (e) Stock Payment Option Default. In the event that the Company fails for any reason to deliver to Holder certificates representing the appropriate number of Interest Payment Shares on or before the Interest

Payment Share Delivery Date therefor (a "Stock Payment Option Default"), and such failure continues for three (3) Business Days following delivery of a written notice of such failure by Holder to the Company, the Company shall pay to Holder payments in the amount of (i) (N/365) multiplied by (ii) the amount of the Interest payable on the applicable Scheduled Interest Payment Date multiplied by (iii) the Default Interest Rate, where "N" equals the number of days elapsed between the original Interest Payment Share Delivery Date for such Interest Payment Shares and the date on which all of the certificates representing such Interest Payment Shares are issued and delivered to Holder. Amounts payable under this paragraph (e) shall be paid to Holder in immediately available funds on or before the fifth (5th) Business Day of the calendar month immediately following the calendar month in which such amounts have accrued.

         (f) Remedies. Nothing herein shall limit Holder's right to pursue actual damages for the Company's failure to issue and deliver Interest Payment Shares on the applicable Interest Payment Share Delivery Date (including, without limitation, damages relating to any purchase of Common Stock by Holder to make delivery on a sale effected in anticipation of receiving Interest Payment Shares upon the Company's exercise of the Stock Payment Option, such damages to be in an amount equal to (i) the aggregate amount paid by Holder for the Common Stock so purchased minus (ii) the aggregate amount of net proceeds, if any, received by Holder from the sale of the Interest Payment Shares issued by the Company pursuant to the exercise of such Stock Payment Option), and Holder shall have the right to pursue all remedies available to it at law or in equity (including, without limitation, a decree of specific performance and/or injunctive relief); provided, however, that, in the event, following a Stock Payment Option Default, the Company delivers to Holder the Interest Payment Shares that are required to be issued by the Company pursuant to the exercise of such Stock Payment Option, Holder shall use commercially reasonable efforts to sell such shares promptly following such delivery.

3. CONVERSION.

         (a) Right to Convert. This Debenture shall be convertible, at the option of Holder, at any time and from time to time on or after the Closing Date until the Maturity Date, into such number of fully paid and non-assessable Conversion Shares as is determined by dividing the amount of this Debenture that Holder elects to convert by the Conversion Price in effect at the time of conversion. The amount being converted shall be applied first to accrued and unpaid Interest and the remainder shall be applied to the payment of principal of this Debenture. Without limiting the availability of all rights and remedies provided to it hereunder and under each Transaction Document, Holder shall not be entitled to any additional consideration from the Company (other than shares of Common Stock) with respect to the portion of this Debenture being converted under this Section 3 and provided that there is no Conversion Default with respect thereto.

         (b) Mechanics Of Conversion. In order to convert this Debenture, Holder shall send by facsimile transmission, at any time prior to 6:00 p.m., eastern time, on the Business Day on which Holder wishes to effect such conversion (the "Conversion Date"), a notice of conversion to the Company, in the form set forth on Annex I hereto, stating the amount of this Debenture to be converted and a calculation of the number of shares of Common Stock issuable upon such conversion (a "Conversion Notice"). Holder shall thereafter send the original of the Conversion Notice to the Transfer Agent. Holder shall not be required to physically surrender this Debenture to the Company in order to effect a conversion. The conversion shall be deemed to be effected as of the close of business on the Conversion Date, and Holder shall be treated on such date for all purposes as the record holder of the Conversion Shares issuable upon such conversion. The Company shall maintain a record showing, at any given time, the unpaid principal amount of this Debenture and the date of each conversion or other payment of principal hereof made in accordance with the terms of this Debenture. Holder shall amend Annex II hereto upon any such conversion or payment of principal to reflect the unpaid principal amount hereof. In the case of a dispute as to the calculation of the Conversion Price or the number of Conversion Shares issuable upon a conversion, the Company shall promptly issue to Holder the number of Conversion Shares that are not disputed and shall submit the disputed calculations to its independent accountants within three (3) Business Days of receipt of Holder's Conversion Notice. The Company shall cause such accountant to calculate the Conversion Price as provided herein and to notify the Company and Holder of the results in writing no later than three (3) Business Days following the day on which such accountant received the disputed calculations (the "Dispute Procedure"). Such accountant's calculation shall be deemed conclusive absent manifest error. The fees of any such accountant shall be borne by the party whose calculations are most at variance with those of such accountant.

         (c) Delivery of Common Stock Upon Conversion. Upon receipt of a fax copy of a Conversion Notice from Holder, the Company shall, no later than the close of business on the third (3rd) Business Day following the Conversion Date set forth in such Conversion Notice (the "Delivery Date"), issue and deliver or cause to be delivered to Holder the number of Conversion Shares determined pursuant to paragraph 3(a) above, provided, however, that any Conversion Shares that are the subject of a Dispute Procedure shall be delivered no later than the close of business on the third (3rd) Business Day following the determination made pursuant thereto. The Company shall effect delivery of Conversion Shares to Holder by, as long as the Transfer Agent participates in FAST, crediting the account of Holder or its nominee at DTC (as specified in the applicable Conversion Notice) with the number of Conversion Shares required to be delivered, no later than the close of business on such Delivery Date. In the event that the Transfer Agent is not a participant in FAST or if Holder so specifies in its Conversion Notice or otherwise in writing on or before the Conversion Date, the Company shall effect delivery of Conversion Shares by delivering to Holder or its nominee physical certificates representing such Conversion Shares, no later than the close of business on such Delivery Date. No fractional Conversion Shares shall be issued; the Company shall, in lieu thereof, either issue a number of Conversion Shares which reflects a rounding up to the next whole number of shares or pay such amount in cash. Conversion Shares shall be fully paid and non-assessable, free and clear of any liens, claims, preemptive rights or encumbrances imposed by or through the Company. Conversion Shares delivered to Holder shall not contain any restrictive legend as long as the resale of such Conversion Shares (A) is covered by an effective Registration Statement, (B) has been made pursuant to Rule 144 under the Securities Act, or
(C) may be made pursuant to Rule 144(k) under the Securities Act or any successor rule or provision.

         (d) Conversion Default. In the event that the Company fails for any reason to deliver to Holder the number of Conversion Shares specified in the applicable Conversion Notice (without any restrictive legend in the circumstances described in clauses (A), (B) or (C) of paragraph 3(c)) on or before the Delivery Date therefor (a "Conversion Default"), and such default continues for seven (7) Business Days following delivery of a written notice of such default by Holder to the Company, the Company shall pay to Holder payments in the amount of (i) (N/365) multiplied by (ii) the aggregate amount of principal and Interest which are the subject of such Conversion Default multiplied by (iii) the Default Interest Rate, where "N" equals the number of days elapsed between the original Delivery Date of such Conversion Shares and the earlier to occur of (A) the date on which all of such Conversion Shares are issued and delivered to Holder and (B) the date on which the portion of this Debenture represented thereby are redeemed pursuant to the terms hereof. Amounts payable under this paragraph (d) shall be paid to Holder in immediately available funds on or before the fifth (5th) Business Day of the calendar month following the calendar month in which such amounts have accrued and shall be in addition to (and not in lieu of) any other remedies available to Holder, including, without limitation, the rights of Holder under paragraph (e) below and Section 6.

         (e) In the event that the Holder has not received certificates representing the Conversion Shares (without any restrictive legend in the circumstances described in clauses (A), (B) or (C) of paragraph 3(c)) by the seventh (7th) Business Day following a Conversion Default, the Holder may notify the Company in writing of its election to revoke the Conversion Notice that is the subject of such default, in which case, effective as of the date of such revocation notice, such Conversion Notice shall be deemed rescinded and of no further force or effect..



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         (f) Remedies. Nothing herein shall limit Holder's right to pursue actual damages for the Company's failure to issue and deliver Conversion Shares on the applicable Delivery Date (including, without limitation, damages relating to any purchase of Common Stock by Holder to make delivery on a sale effected in anticipation of receiving Conversion Shares upon Conversion, such damages to be in an amount equal to (i) the aggregate amount paid by Holder for the Common Stock so purchased minus (ii) the aggregate amount of net proceeds, if any, received by Holder from the sale of the Conversion Shares issued by the Company pursuant to such Conversion), and Holder shall have the right to pursue all remedies available to it at law or in equity (including, without limitation, a decree of specific performance and/or injunctive relief); provided, however, that, in the event, following a Conversion Default, the Company delivers to Holder the Conversion Shares that are required to be issued by the Company pursuant to such conversion, Holder shall use commercially reasonable efforts to sell such shares promptly following such delivery.

         (g) No Impairment. The Company will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company but will at all times in good faith assist in the carrying out of all the provisions of this
Section 3 and take all such action as may be necessary or appropriate in order to protect the conversion rights of Holder against impairment.

         (h) Exercise Limitations. In no event shall Holder be permitted to convert this Debenture, if, upon such conversion, the number of shares of Common Stock beneficially owned by Holder (other than shares which would otherwise be deemed beneficially owned except for being subject to a limitation on conversion or exercise analogous to the limitation contained in this paragraph (h)), would exceed 4.99% of the number of shares of Common Stock then issued and outstanding. As used herein, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules thereunder. To the extent that the limitation contained in this paragraph (h) applies, the submission of a Conversion Notice by Holder shall be deemed to be Holder's representation that this Debenture may be convertible pursuant to the terms hereof and the Company shall be entitled to rely on such representation without making any further inquiry as to whether this paragraph (h) applies. Nothing contained herein shall be deemed to restrict the right of Holder to convert any portion of this Debenture at such time as such conversion will not violate the provisions of this paragraph (h). This paragraph (h) may not be amended unless such amendment is approved by the holders of a majority of the Common Stock then outstanding; provided, however, that this paragraph (h) shall not apply, effective upon written notice from Holder to the Company, at any time after the public announcement of a Major Transaction or a Change of Control Transaction (each, as defined below).

4.       ADJUSTMENT TO CONVERSION PRICE.

         The Conversion Price shall be subject to adjustment from time to time as provided in this Section 4. In the event that any adjustment of the Conversion Price required herein results in a fraction of a cent or fraction of a share, as applicable, the Conversion Price shall be rounded up or down to the nearest cent or share, as applicable.

         (a) Subdivision or Combination of Common Stock. If the Company, at any time after the Closing Date, subdivides (by any stock split, stock dividend, recapitalization, reorganization, reclassification or otherwise) the outstanding shares of Common Stock into a greater number of shares, then after the date of record for effecting such subdivision, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. If the Company, at any time after the Closing Date, combines (by reverse stock split, recapitalization, reorganization, reclassification or otherwise) the outstanding shares of Common Stock into a smaller number of shares, then, after the date of record for effecting such combination, the Conversion Price in effect immediately prior to such combination will be proportionally increased.

         (b) Distributions. If the Company shall declare or make any distribution of its assets (or rights to acquire its assets) to holders of Common Stock as a partial liquidating dividend or otherwise (including any dividend or distribution to the Company's stockholders in cash or shares (or rights to acquire shares) of capital stock of a subsidiary) (a "Distribution"), the Company shall deliver written notice of such Distribution (a "Distribution Notice") to Holder at least five (5) Business Days prior to the earlier to occur of (x) the record date for determining stockholders entitled to such Distribution (the "Record Date") and (y) the date on which such Distribution is made (the "Distribution Date"). Holder shall be entitled to receive the same amount and type of assets being distributed in such Distribution as though Holder were a holder on the Record Date therefor of a number of shares of Common Stock into which this Debenture is convertible as of such Record Date (such number of shares to be determined at the Conversion Price then in effect and without giving effect to any limitations on such conversion).

         (c)      Dilutive Issuances.

                  (i) Adjustment Upon Dilutive Issuance. If, at any time after the Closing Date, the Company issues or sells, or in accordance with paragraph
(c)(ii) below, is deemed to have issued or sold, any shares of Common Stock for no consideration or for a consideration per share less than the Conversion Price on the date of such issuance or sale (or deemed issuance or sale) (a "Dilutive Issuance"), then effective immediately upon the Dilutive Issuance, the Conversion Price shall be adjusted so as to equal an amount determined by multiplying such Conversion Price by the following fraction:

                           N0 + N1
                           -------
                           N0 + N2

         where:
                           N0  =    the number of shares of Common Stock
                                    outstanding immediately prior to the
                                    issuance, sale or deemed issuance or sale of such additional shares of Common Stock in such Dilutive Issuance (without taking into account any shares of Common Stock issuable upon conversion, exchange or exercise of any securities or other instruments which are convertible into or exercisable or exchangeable for Common Stock ("Convertible
                                    Securities") or options, warrants or other rights to purchase or subscribe for Common
                                    Stock or Convertible Securities ("Purchase
                                    Rights"));

                           N1  =    the number of shares of Common Stock which
                                    the aggregate consideration, if any,
                                    received or receivable by the Company for the total number of such additional shares of Common Stock so issued, sold or deemed issued or sold in such Dilutive Issuance
                                    (which, in the case of a deemed issuance or sale, shall be calculated in accordance with subparagraph (c)(ii) below) would purchase at the Conversion Price in effect immediately prior to such Dilutive Issuance;
                                    and

                           N2  =    the number of such additional shares of
                                    Common Stock so issued, sold or deemed
                                    issued or sold in such Dilutive Issuance.

Notwithstanding the foregoing, no adjustment shall be made pursuant hereto if such adjustment would result in an increase in the Conversion Price.

                  (ii) Effect On Conversion Price Of Certain Events. For purposes of determining the adjusted Conversion Price under subparagraph (c)(i) above, the following will be applicable:

                           (1) Issuance Of Purchase Rights. If the Company issues or sells any Purchase Rights, whether or not immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such Purchase Rights (and the price of any conversion of Convertible Securities, if applicable) is less than the Conversion Price in effect on the date of issuance or sale of such Purchase Rights, then the maximum total number of shares of Common Stock issuable upon the exercise of all such Purchase Rights (assuming full conversion, exercise or exchange of Convertible Securities, if applicable) shall, as of the date of the issuance or sale of such Purchase Rights, be deemed to have been issued and sold by the Company for such price per share. For purposes of the preceding sentence, the "price per share for which Common Stock is issuable upon the exercise of such Purchase Rights" shall be determined by dividing (x) the total amount, if any, received or receivable by the Company as consideration for the issuance or sale of all such Purchase Rights, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the exercise of all such Purchase Rights, plus, in the case of Convertible Securities issuable upon the exercise of such Purchase Rights, the minimum aggregate amount of additional consideration payable upon the conversion, exercise or exchange of all such Convertible Securities (determined in accordance with the calculation method set forth in subparagraph (c)(ii)(2) below), by (y) the maximum total number of shares of Common Stock issuable upon the exercise of all such Purchase Rights (assuming full conversion, exercise or exchange of Convertible Securities, if applicable). Except as provided in subparagraph (c)(ii)(3) below, no further adjustment to the Conversion Price shall be made upon the actual issuance of such Common Stock upon the exercise of such Purchase Rights or upon the conversion, exercise or exchange of Convertible Securities issuable upon exercise of such Purchase Rights.

                           (2) Issuance Of Convertible Securities. If the Company issues or sells any Convertible Securities, whether or not immediately convertible, exercisable or exchangeable, and the price per share for which Common Stock is issuable upon such conversion, exercise or exchange is less than the Conversion Price in effect on the date of issuance or sale of such Convertible Securities, then the maximum total number of shares of Common Stock issuable upon the conversion, exercise or exchange of all such Convertible Securities shall, as of the date of the issuance or sale of such Convertible Securities, be deemed to have been issued and sold by the Company for such price per share. For the purposes of the immediately preceding sentence, the "price per share for which Common Stock is issuable upon such conversion, exercise or exchange" shall be determined by dividing (A) the total amount, if any, received or receivable by the Company as consideration for the issuance or sale of all such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion, exercise or exchange of all such Convertible Securities (determined in accordance with the calculation method set forth in this subparagraph (c)(ii)(2)), by (B) the maximum total number of shares of Common Stock issuable upon the exercise, conversion or exchange of all such Convertible Securities. Except as provided in subparagraph
         (c)(ii)(3) below, no further adjustment to the Conversion Price shall be made upon the actual issuance of such Common Stock upon conversion, exercise or exchange of such Convertible Securities.

                           (3) Change In Option Price Or Conversion Rate. If there is a change at any time in (x) the purchase price or amount of additional consideration payable to the Company upon the exercise of any Purchase Rights; (y) the amount of additional consideration, if any, payable to the Company upon the conversion, exercise or exchange of any Convertible Securities the adjustment for which is not otherwise covered under subparagraph (c)(ii)(2) above; or (z) the rate at which any Convertible Securities are convertible into or exercisable or exchangeable for Common Stock, then in any such case, the Conversion Price in effect at the time of such change shall be readjusted to the Conversion Price which would have been in effect at such time had such Purchase Rights or

         Convertible Securities still outstanding provided for such changed purchase price, additional consideration or changed conversion, exercise or exchange rate, as the case may be, at the time initially issued or sold.

                           (4) Calculation Of Consideration Received. If any Common Stock, Purchase Rights or Convertible Securities are issued or sold for cash, the consideration received therefor will be the amount received by the Company therefor, after deduction of all underwriting discounts or allowances in connection with such issuance, grant or sale. In case any Common Stock, Purchase Rights or Convertible Securities are issued or sold for a consideration part or all of which shall be other than cash, including in the case of a strategic or similar arrangement in which the other entity will provide services to the Company, purchase services from the Company or otherwise provide intangible consideration to the Company, the amount of the consideration other than cash received by the Company (including the net present value of the consideration expected by the Company for the provided or purchased services) shall be the fair market value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Company will be the average of the last sale prices thereof on the principal market for such securities during the period of ten Trading Days immediately preceding the date of receipt. In case any Common Stock, Purchase Rights or Convertible Securities are issued in connection with any merger or consolidation in which the Company is the surviving corporation, the amount of consideration therefor will be deemed to be the fair market value of such portion of the net assets and business of the non-surviving corporation as is attributable to such Common Stock, Purchase Rights or Convertible Securities, as the case may be. The independent members of the Company's Board of Directors shall calculate reasonably and in good faith, using standard commercial valuation methods appropriate for valuing such assets, the fair market value of any consideration other than cash or securities; provided, however, that if Holder does not agree to such fair market value calculation within three (3) Business Days after receipt thereof from the Company, then such fair market value shall be determined in good faith by an investment banker or other appropriate expert of national reputation selected by Holder and reasonably acceptable to the Company, with the costs of such appraisal to be borne by the Company.

                  (iii) Exceptions To Adjustment Of Conversion Price. Notwithstanding the foregoing, no adjustment to the Conversion Price shall be made pursuant to this Section 4(c) upon the issuance of any Excluded Securities. For purposes hereof, "Excluded Securities" means (1) securities purchased under the Securities Purchase Agreement; (2) securities issued upon conversion or exercise of the Debentures or Warrants; (3) shares of Common Stock issuable or issued to employees, consultants or directors from time to time upon the exercise of options, in such case granted or to be granted in the discretion of the Board of Directors pursuant to one or more stock option plans or restricted stock plans duly adopted by the Board of Directors of the Company; (4) shares of Common Stock issued in connection with any stock split, stock dividend or recapitalization of the Company; (5) shares of Common Stock or Purchase Rights issued in connection with the acquisition by the Company of any corporation or other entity as long as a fairness opinion with respect to such acquisition is rendered by an investment bank of national recognition; (6) securities issued upon conversion of outstanding shares of Series B 8% Convertible Preferred Stock, provided that the terms of such preferred stock have not been amended since the Closing Date; (7) 361,800 shares (200,000 shares to James C. Eckert and 161,800 shares to G. Darcy Klug) and 100,000 options (40,000 options to James C. Eckert and 60,000 options to G. Darcy Klug); and (8) 1,226,391 shares issuable upon exercise of certain warrants and "investor options" described on
Schedule 3.5 to the Securities Purchase Agreement.

                  (iv) Notice Of Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section 4(c) resulting in a change in the Conversion Price by more than one percent (1%), or any change in the number or type of stock, securities and/or other property issuable upon conversion of this Debenture, the Company, at its expense, shall promptly compute such adjustment or readjustment or change and prepare and furnish to Holder a certificate setting forth such adjustment or readjustment or change and showing in detail the facts upon which such adjustment or readjustment or change is based. The Company shall, upon the written request at any time of Holder, furnish to Holder a like certificate setting forth (1) such adjustment or readjustment or change, (2) the Conversion Price at the time in effect and (3) the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon conversion of this Debenture.

         (d) Major Transactions. In the event of a merger, consolidation, business combination, tender offer, exchange of shares, recapitalization, reorganization, redemption or other similar event, as a result of which shares of Common Stock shall be changed into the same or a different number of shares of the same or another class or classes of stock or securities or other assets of the Company or another entity or the Company shall sell all or substantially all of its assets (each of the foregoing being a "Major Transaction"), the Company will give Holder at least twenty (20) days written notice prior to the closing of such Major Transaction in a manner that does not constitute disclosure of material non-public information (unless otherwise previously consented to in writing by Holder), and: (i) Holder shall be permitted to convert this Debenture in whole or in part at any time prior to the record date for the receipt of such consideration and shall be entitled to receive, for each share of Common Stock issuable to Holder for such conversion, the same per share consideration payable to the other holders of Common Stock in connection with such Major Transaction, and (ii) if and to the extent that Holder retains any portion of this Debenture following such record date, the Company will cause the surviving or, in the event of a sale of assets, purchasing entity, as a condition precedent to such Major Transaction, to assume the obligations of the Company with respect to this Debenture, with such adjustments to the Conversion Price and the securities covered hereby as may be necessary in order to preserve the economic benefits of this Debenture to Holder.

         (e) Adjustments; Additional Shares, Securities or Assets. In the event that at any time, as a result of an adjustment made pursuant to this Section 4, Holder shall, upon conversion of this Debenture, become entitled to receive securities or assets (other than Common Stock) then, wherever appropriate, all references herein to shares of Common Stock shall be deemed to refer to and include such shares and/or other securities or assets; and thereafter the number of such shares and/or other securities or assets shall be subject to adjustment from time to time in a manner and upon terms as nearly equivalent as practicable to the provisions of this Section 4.

5.       HOLDER PUT OPTION.

         (a) Put Option; Put Notice. Holder shall have the right, following the Effective Date, to require the Company to repurchase this Debenture on the terms and conditions set forth in this Section 5 (the "Put Option"). The Put Option shall be exercisable for all or any of the ten (10) consecutive full calendar months (each, a "Put Month"), commencing with (i) the first full calendar month after the Effective Date, if the Effective Date occurs on or prior to the fifteenth (15th) calendar day of a calendar month, or (ii) the second full calendar month after the Effective Date, if the Effective Date occurs later than the fifteenth (15th) calendar day of a calendar month; provided, however, that notwithstanding the foregoing, if and to the extent that the Company is unable to fully satisfy (in cash, shares of Common Stock (such shares, the "Put Payment Shares") or a combination thereof) the amount being put (the "Put Amount") by Holder for any Put Month for any reason, such Put Month and all remaining Put Months shall (at Holder's sole option) be tolled and not counted against the ten
(10) Put Months that Holder is entitled to hereunder until the date on which the Company has satisfied either of the following conditions (each, a "Put Cure Condition"): (i) Shareholder Approval has been obtained or (ii) in Holder's reasonable determination, the Company has sufficient cash (or a combination of cash and Put Payment Shares) that it can deliver to Holder to satisfy Holder's rights under this Section 5. After the date on which a Put Cure Condition is satisfied (the "Put Cure Date"), and assuming such condition remains satisfied, the Put Months shall resume with (i) the first full calendar month after the

Put Cure Date, if the Put Cure Date occurs on or prior to the fifteenth (15th) calendar day of a calendar month, or (ii) the second full calendar month after the Put Cure Date, if the Put Cure Date occurs later than the fifteenth (15th) calendar day of a calendar month.

         (b) Put Notice; Monthly Put Amount. In order to exercise the Put Option for a Put Month, Holder must deliver written notice thereof specifying the Put Amount to the Company at least five (5) Business Days prior to the first day of such Put Month (a "Put Notice"). Notwithstanding the foregoing or any provision herein to the contrary, the Put Amount for any Put Month shall not exceed the product of 0.0875 and the original principal amount of this Debenture (such sum being referred to herein as Holder's "Monthly Put Amount"). In the event that Holder transfers all or a part of this Debenture, Holder shall also be deemed to have transferred a pro rata portion of Holder's Monthly Put Amount.

         (c) Company Option to Deliver Cash or Stock. To the extent that the Company elects to pay some or all of the Put Amount in cash, the Company shall make such payment on or before the fifth (5th) Business Day occurring during the applicable Put Month. To the extent that the Company elects to pay some or all of the Put Amount by issuing Put Payment Shares, the Company shall (subject to Section 5(d) below) deliver, with respect to each Pricing Period (as defined below) that occurs during the applicable Put Month, a number of Put Payment Shares equal to the Pricing Period Amount (as defined below) divided by the Pricing Period Share Price (as defined below) for such Pricing Period. As used herein, "Pricing Period Amount" means an amount equal to (i) the portion of the Put Amount that the Company is electing to pay in Put Payment Shares multiplied by (ii) a fraction, the numerator of which shall be the number of Business Days in such Pricing Period and the denominator of which shall be the number of Business Days in such Put Month. Each Put Month shall consist of four Pricing Periods. The first Pricing Period in a Put Month shall begin on the first Trading Day and end on (and include) the fifth Trading Day of such month, the second Pricing Period shall begin on the sixth Trading Day and end on (and include) the tenth Trading Day of such month, the third Pricing Period shall begin on the eleventh Trading Day and end on (and include) the fifteenth Trading Day of such month, and the fourth Pricing Period shall consist of the remaining Trading Days in such Put Month (each, a "Pricing Period"). "Pricing Period Share Price" means, with respect to a particular Pricing Period, an amount equal to
(x) the Pricing Period Closing Price for such Pricing Period multiplied by (y) eighty seven and one-half percent (87.5%). With respect to each Pricing Period, the Company shall deliver the Put Payment Shares for such Pricing Period on the third Business Day immediately following the last Business Day of such Pricing Period (each such date, a "Settlement Date").

         (d) Conditions to the issuance of the Put Payment Shares. Notwithstanding the foregoing, the Company shall not be permitted to deliver Put Payment Shares upon delivery of a Put Notice by Holder if any of the following conditions have not been satisfied (or waived by Holder in its sole discretion) on the Settlement Date for such Pricing Period:

                  (i) the number of shares of Common Stock authorized, unissued and unreserved for all other purposes, or held in the Company's treasury, is sufficient to pay the sum of (1) the number of Conversion Shares issuable upon the conversion in full of the Debentures (without regard to any limitation on such conversion) plus (2) the number of Warrant Shares issuable upon the exercise in full of the Warrants (without regard to any limitation on such exercise) plus (3) the number of Put Payment Shares issuable with respect to such Pricing Period;

                  (ii) the Common Stock is authorized for quotation on the Nasdaq SmallCap Market or Nasdaq National Market or listed on the New York Stock Exchange;

                  (iii) the Registration Statement is effective and available for the resale of the Put Payment Shares by Holder or such shares are eligible for resale to the public pursuant to Rule 144(k) under the Securities Act; and

                  (iv) an Event of Default has not occurred and is not continuing, and no event has occurred that with the giving of notice or passage of time, or both, would constitute an Event of Default; and

                  (v) the issuance of such Put Payment Shares would not violate
Section 3(h) of this Debenture or Section 4.10 of the Securities Purchase Agreement.

If any of the foregoing conditions are not satisfied (or waived by Holder in its sole discretion) as of such Settlement Date, the Company shall, in lieu of delivering the Put Payment Shares for the applicable Pricing Period, pay Holder the Pricing Period Amount for such Pricing Period in cash on the Settlement Date for such Pricing Period.

         (e) Delivery of Put Payment Shares. If Holder is entitled to receive any Put Payment Shares, Holder shall be treated for all purposes as the record holder of such Put Payment Shares as of the applicable Settlement Date. The Company shall effect delivery of Put Payment Shares to Holder by, as long as the Transfer Agent is participating in FAST, crediting the account of Holder or its nominee at DTC with the number of Put Payment Shares required to be delivered, no later than the close of business on the applicable Settlement Date. In the event that the Transfer Agent is not a participant in FAST as of the applicable Settlement Date, or if Holder notifies the Company in writing prior to the applicable Settlement Date that Holder wishes to receive physical certificates, the Company shall effect delivery of Put Payment Shares by delivering to Holder or its nominee physical certificates representing such Put Payment Shares, no later than the close of business on such Settlement Date. No fractional Put Payment Shares shall be issued; the Company shall, in lieu thereof, either issue a number of Put Payment Shares which reflects a rounding up to the next whole number of shares or pay such amount in cash. Put Payment Shares shall be fully paid and non-assessable, free and clear of any liens, claims, preemptive rights or encumbrances imposed by or through the Company. Put Payment Shares delivered to Holder shall not contain any restrictive legend as long as the resale of such Put Payment Shares (A) is covered by an effective Registration Statement, (B) has been made pursuant to Rule 144 under the Securities Act, or (C) may be made pursuant to Rule 144(k) under the Securities Act or any successor rule or provision.

         (f) Put Payment Default. In the event that the Company fails for any reason to deliver to Holder certificates representing the appropriate number of Put Payment Shares (without any restrictive legend in the circumstances described in clauses (A), (B) or (C) of paragraph 3(c)) on or before the Settlement Date therefor (a "Put Payment Default"), and such failure continues for three (3) Business Days following delivery of a written notice of such failure by Holder to the Company, the Company shall pay to Holder payments in the amount of (i) (N/365) multiplied by (ii) the applicable Pricing Period Liquidation Value multiplied by (iii) the Default Interest Rate, where "N" equals the number of days elapsed between the original Settlement Date for such Put Payment Shares and the date on which all of the certificates representing such Put Payment Shares are issued and delivered to Holder. Amounts payable under this Section 5(g) shall be paid to Holder in immediately available funds on or before the fifth (5th) Business Day of the calendar month immediately following the calendar month in which such amounts have accrued and shall be in addition to (and not lieu of) any other remedies available to Holder, including, without limitation, the rights of Holder under paragraph (h) below and Section 6.

         (g) Remedies. Nothing herein shall limit Holder's right to pursue actual damages for the Company's failure to issue and deliver Put Payment Shares on the applicable settlement Date (including, without limitation, damages relating to any purchase of Common Stock by Holder to make delivery on a sale effected in anticipation of receiving Put Payment Shares with respect to a Pricing Period, such damages to be in an amount equal to (i) the aggregate amount paid by Holder for the Common Stock so purchased minus (ii) the aggregate amount of net proceeds, if any, received by Holder from the sale of the Put Payment Shares issued by the Company with respect to a Pricing Period), and Holder shall have the right to pursue all remedies available to it at law or in equity (including, without limitation, a decree of specific performance and/or injunctive relief); provided, however, that, in the event, following a Put Payment Default, the

Company delivers to Holder the Put Payment Shares that are required to be issued by the Company with respect to the applicable Pricing Period, Holder shall use commercially reasonable efforts to mitigate the damages that Holder incurs as a result of such Put Payment Default.

6.       MANDATORY REDEMPTION BY HOLDER.

         (a) Mandatory Redemption. In the event that an Event of Default (as defined below) occurs, Holder shall have the right, upon written notice to the Company (a "Mandatory Redemption Notice"), to require the Company to redeem all or any portion of this Debenture (a "Mandatory Redemption") at the applicable Mandatory Redemption Price (as defined below) in cash. The Mandatory Redemption Notice shall specify the effective date of such Mandatory Redemption (the "Mandatory Redemption Date"), which date must be at least three (3) Business Days following the Business Day on which the Mandatory Redemption Notice is delivered to the Company, and the amount of this Debenture to be redeemed. In order to effect a Mandatory Redemption hereunder, Holder must deliver a Mandatory Redemption Notice no later than the close of business on the Business Day immediately following the Business Day on which an Event of Default has been cured or ceases to continue; provided, however, that with respect to a Change of Control Transaction (as defined below), Holder must deliver a Mandatory Redemption Notice no later than the close of business on the Business Day following the date on which such Change of Control Transaction is consummated.

         (b) Mandatory Redemption Price. The "Mandatory Redemption Price" means, with respect to a Mandatory Redemption Date, an amount equal to the greater of
(i) the outstanding principal of and accrued and unpaid Interest on this Debenture and (ii) the product of (1) the aggregate number of Conversion Shares into which this Debenture is then convertible (without regard to any limitation on such conversion) multiplied by (2) the Mandatory Redemption Closing Price for such Mandatory Redemption Date.

         (c) Payment of Mandatory Redemption Price. If Holder exercises its right to redemption, the Company shall pay the Mandatory Redemption Price to Holder no later than the fifth (5th) Business Day following the Mandatory Redemption Date. If the Company fails to pay the Mandatory Redemption Price to Holder within five (5) Business Days of the Mandatory Redemption Date, Holder shall be entitled to interest thereon at the Default Interest Rate from the Mandatory Redemption Date until the Mandatory Redemption Price has been paid in full.

         (d) Event of Default. Each of the following events shall be deemed an "Event of Default":

                  (i) The Company defaults in the payment of any payment of Interest or any principal payable under this Debenture (or under any other debt of the Company) as and when due;

                  (ii) a Liquidation Event occurs or is publicly announced;

                  (iii) the Company fails for any reason (including without limitation as a result of not having a sufficient number of shares of Common Stock authorized and reserved for issuance or otherwise, and except as a result of the limitation described in paragraph (h) hereof) to issue and deliver to Holder the total number of shares of Common Stock issuable to Holder upon a conversion of this Debenture or upon the exercise of the Put Option, and such failure to issue Common Stock continues for ten (10) Business Days after written notice thereof to the Company from Holder;

                  (iv) the Company breaches, in a material respect, any material term or condition of (1) this Debenture or of the Securities Purchase Agreement, the Registration Rights Agreement or the Warrants (including, without limitation, any representation or warranty made by the Company herein or therein), and such breach continues for a period of ten (10) Business Days after written notice thereof to the Company from Holder, or (2) any other agreement of the Company relating to any of its debt obligations (including, without limitation, any representation or warranty made by the Company therein), and such breach remains uncured after the expiration of any applicable cure period;

                  (v) the effectiveness of the Registration Statement lapses for any reason (including without limitation, the issuance of a stop order) or is unavailable to Holder for the resale of shares of Common Stock in accordance with the terms of the Registration Rights Agreement, and such lapse or unavailability continues for a period of (1) ten (10) consecutive Business Days or (2) thirty (30) calendar days in any twelve (12) month period;

                  (vi) the Common Stock is no longer quoted on the Nasdaq National Market or listed on the New York Stock Exchange; or

                  (vii) there occurs the sale, conveyance or disposition of all or substantially all of the assets of the Company, the effectuation of a transaction or series of transactions, in which more than 50% of the voting power of the Company is disposed of, or the consolidation, merger or other business combination of the Company with or into any other entity, immediately following which the prior stockholders of the Company fail to own, directly or indirectly, at least fifty percent (50%) of the surviving entity (other than a tender offer for the Common Stock by a third party, where the Board of Directors of the Company has recommended to the Company's shareholders that they refrain from tendering their shares to such third party)(a "Change of Control Transaction").

7.       PRIORITY ON LIQUIDATION.

         In the event of (x) the insolvency of the Company (determined in accordance with GAAP) or any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization or other similar proceedings in connection therewith, relative to the Company or to its creditors, as such, or to its assets or (y) the dissolution or other winding up of the Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy proceedings, or (z) any assignment for the benefit of creditors or any marshalling of the material assets or material liabilities of the Company (each a "Liquidation Event"), then, and in any such event, Holder shall first be entitled to receive payment in full of all principal of, and all Interest and other amounts due or to become due on, this Debenture before any dividends or any other amounts are paid with respect to any Junior Securities, whether on account of any purchase, exchange or redemption or other acquisition of such Junior Securities, at maturity or otherwise.

8.       MISCELLANEOUS.

         (a) Failure to Exercise Rights not Waiver. No failure or delay on the part of Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude any other or further exercise thereof. All rights and remedies of Holder hereunder are cumulative and not exclusive of any rights or remedies otherwise available.

         (b) Remedies, Characterization, Other Obligations, Breaches and Injunctive Relief. The remedies provided to Holder in this Debenture shall be cumulative and in addition to all other remedies available to Holder hereunder or under any Transaction Document, at law or in equity (including without limitation a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing contained herein shall limit Holder's right to pursue actual damages for any failure by the Company to comply with the terms of this Debenture. The Company agrees that there shall be no characterization concerning this instrument other than as specifically provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to Holder and that the remedy at law for any such breach may be inadequate.

         (c) Notices. Any notice, demand or request required or permitted to be given by the Company or Holder pursuant to the terms hereof shall be in writing and shall be deemed given (i) when delivered personally or by verifiable facsimile transmission (with a hard copy to follow), (ii) on the next Business Day after timely delivery to an overnight courier and (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid), addressed as follows:

                  If to the Company:

                  OMNI Energy Services Corp.
                  4500 NE Evangeline Thruway
                  Carencro, LA 70520
                  Attn: James C. Eckert
                  Tel: (337) 896-6664
                  Fax: (337) 896-6655

                  with a copy to:

                  Locke Liddell & Sapp LLP
                  600 Travis, Suite 3200
                  Houston, TX 77002
                  Attention: David F. Taylor
                  Tel:  (713) 226-1496
                  Fax: (713) 223-3717

and if to Holder, at such address as Holder shall have furnished the Company in writing.

         (d) Transfer of Debenture. Holder may sell, transfer, assign, pledge or otherwise dispose of this Debenture, in whole or in part, as long as such sale or other disposition is made pursuant to an effective registration statement or an exemption from the registration requirements of the Securities Act. Upon such transfer or other disposition (other than a pledge or hypothecation of this Debenture), Holder shall deliver this Debenture to the Company together with a written notice to the Company, substantially in the form of the Transfer Notice attached hereto as Annex III (the "Transfer Notice"), indicating the person or persons to whom this Debenture shall be transferred and, if less than all of this Debenture is transferred, the principal amount of this Debenture to be transferred to each such person. Within three (3) Business Days of receiving a Transfer Notice and the original of this Debenture, the Company shall deliver to the each transferee designated by Holder a Debenture or Debentures of like tenor and terms for the appropriate amount of principal and, if less than all this Debenture is transferred, shall deliver to Holder a Debenture for the remaining amount of principal.

         (e) Lost or Stolen Debenture. Upon receipt by the Company of evidence of the loss, theft, destruction or mutilation of this Debenture, and (in the case of loss, theft or destruction) of indemnity or security reasonably satisfactory to the Company, and upon surrender and cancellation of this Debenture if mutilated, the Company shall execute and deliver to Holder a new Debenture identical in all respects to the original Debenture.

         (f) Amendment and Waiver. No amendment, modification or other change to, or waiver of any provision of, this Debenture may be made unless (i) such amendment, modification, change or waiver is set forth in writing and is signed by the Company and Holder and (ii) the Company obtains the consent in writing of the holders of at least sixty-six percent (66%) of the unpaid principal amount of the Debentures then outstanding.


         (g) Severability of Provisions. Whenever possible, each provision hereof shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision hereof is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or otherwise adversely affecting the remaining provisions hereof. If a court of competent jurisdiction should determine that a provision hereof would be valid or enforceable if a period of time were extended or shortened or a particular percentage were increased or decreased, then such court may make such change as shall be necessary to render the provision in question effective and valid under applicable law.

         (h) Governing Law. This Debenture shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within the State of New York.

         (i) Successors and Assigns. The terms and conditions of this Debenture shall inure to the benefit of and be binding upon the respective successors (whether by merger or otherwise) and permitted assigns of the Company and Holder. Holder may not assign its rights and obligations hereunder without the prior written consent of the Company, which consent shall not be unreasonably withheld; provided, however, that no such consent shall be required for an assignment to an Affiliate of an Investor. If the Company consents to such transfer (or such transfer is to an Affiliate of an Investor), the transferee shall execute an acknowledgment agreeing to be bound by the applicable provisions of this Debenture, in which case the term "Holder" shall be deemed to refer to such transferee as though such transferee were an original signatory hereto. The Company may not assign it rights or obligations under this Debenture without the prior written consent of the holders of at least two-thirds (2/3) of the aggregate principal amount of the Debentures then outstanding.

         (j) Entire Agreement. This Debenture, the Securities Purchase Agreement, the Registration Rights Agreement, and the other Transaction Documents constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Debenture, the Securities Purchase Agreement, the Registration Rights Agreement, and the other Transaction Documents supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof.

         (k) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.


                           [Signature Page to Follow]

         IN WITNESS WHEREOF, the Company has caused this Debenture to be signed in its name by its duly authorized officer on the date first above written.

                                           OMNI ENERGY SERVICES CORP.


                                           By:
                                                --------------------------------
                                                Darcy Klug
                                                Chief Financial Officer

                                     ANNEX I


                              NOTICE OF CONVERSION

         The undersigned hereby elects to convert principal of the 6.5% Convertible Debenture (the "Debenture") issued by OMNI Energy Services Corp. (the "Company") into shares of common stock ("Common Stock") of the Company according to the terms and conditions of the Debenture. Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Debenture.


                        Date of Conversion:
                                           -------------------------------------

                        Principal Amount of
                        Debenture to be Converted:
                                                  ------------------------------

                        Amount of  Interest
                        to be Converted:
                                        ----------------------------------------


                        Number of Shares of
                        Common Stock to be Issued:
                                                  ------------------------------

                        Name of Holder:
                                         ---------------------------------------

                        Address:
                                         ---------------------------------------

                                         ---------------------------------------

                                         ---------------------------------------


                        Signature:
                                         ---------------------------------------
                                         Name:
                                         Title:

Holder Requests Delivery to be made: (check one)

[ ]      By Delivery of Physical Certificates to the Above Address

[ ]      Through Depository Trust Company
         (Account                                 )
                  --------------------------------

                                    ANNEX II

                                   Schedule of
                                    Decreases
                               of Principal Amount



       Principal                         Amount of
        Balance                           Decrease                            Date
  -------------------               -------------------                -----------------

  $
  -------------------               -------------------                -----------------

  -------------------               -------------------                -----------------

  -------------------               -------------------                -----------------

  -------------------               -------------------                -----------------

  -------------------               -------------------                -----------------

  -------------------               -------------------                -----------------

  -------------------               -------------------                -----------------

  -------------------               -------------------                -----------------

  -------------------               -------------------                -----------------

  -------------------               -------------------                -----------------

  -------------------               -------------------                -----------------

  -------------------               -------------------                -----------------

                                    ANNEX III


                                 TRANSFER NOTICE

         FOR VALUE RECEIVED, the undersigned Holder of the attached Debenture hereby sells, assigns and transfers unto the person or persons named below [$_________] of the principal amount of the attached Debenture.


Date: ______________________


-----------------------------------
     Name of Registered Holder

By:
    -------------------------------
    Name:
    Title:

Transferee Name and Address:

------------------------------------------

------------------------------------------

------------------------------------------

                          SCHEDULE OF DEBENTURE HOLDERS



HOLDER                                                 AMOUNT
------                                                 ------

Portside Growth and Opportunity Fund                 2,500,000

Provident Premier Master Fund Ltd.                   2,500,000

Manchester Securities Corp.                          5,000,000